  Exhibit 99.1

TPT GLOBAL TECH’s SUBSIDIARY INNOVAQOR INC. CHANGES NAME AND EFFECTS REVERSE SHARE SPLIT

SAN DIEGO, CA / ACCESSWIRE / September 22, 2020 / TPT Global Tech, Inc. (“TPTW” or the “Company”) (OTC: TPTW) announced today it’s subsidiary InnovaQor Inc. ("INOQ or InnovaQor") (OTC: SPLND) has completed the process with FINRA to complete it’s name change and effect a reverse share split of one for twenty.

InnovaQor, Inc. is the result of a merger agreement between Southern Plains Oil Corp and InnovaQor which has a Software Licensing Agreement with TPTW enabling it to utilize features from TPTW's TV and Social Media platform "Viewme Live". Southern Plains Oil Corp has now completed its name change to InnovaQor and completed a reverse split of its common stock as defined in the merger agreement. The process has been initiated to change the trading symbol to INOQ, which is expected to be effective within the next thirty days.

The Company intends to complete the recently executed Agreement with Rennova Health, Inc., a Florida based company, as soon as practical, and to merge Rennova Health's software and genetic testing interpretation divisions, Health Technology Solutions, Inc. ("HTS") and Advanced Molecular Services Group, Inc., ("AMSG") into InnovaQor.

InnovaQor will own certain assets and technology from TPTW's proprietary live streaming communication technology and the technology and software developed and owned by HTS and AMSG. The combination of these fully developed assets will facilitate the creation of a next generation telehealth type platform. This platform will combine telehealth with EHR like capabilities and facilitate a patient's immediate access to healthcare including their local hospital or doctors, for initial consultation, scheduling of appointments for medical services and follow on care.

Completion of the agreement with Rennova Health, Inc. is subject to a number of approvals and consents which need to be secured to complete the transaction. TPTW will receive approximately 5M common shares in InnovaQor. TPTW's intent is to distribute 2.5M of these common shares to its shareholders.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

About InnovaQor, Inc.

InnovaQor intends to build a telemedicine platform that will incorporate streaming features with the two proprietary Rennova Health technology platforms for a Telemedicine application. Inc. The company will focus on delivering a platform to hospitals and physicians that will secure patients and offer an all-inclusive healthcare experience.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422